UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  September 26, 2009

HydroDynex, Inc.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-53506

NEVADA	20-4903071
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

230 Bethany Rd., Ste. 128, Burbank, California 91504

(Address of Principal Executive Offices, Including Zip Code)

(702) 722-9496

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

ITEMS TO BE INCLUDED IN THIS REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

On September 26, 2009, Hydrodynex, Inc. (the “Company”) entered into definitive agreements relating to the private placement of $7,500 of its securities through the sale of 30,000 shares of its common stock at $0.25 per share to a single, accredited investor. The Purchaser in the private placement was Marycliff Investment Corp.

Upon the closing of the private placement, there will be no fees, commissions or professional fees for services rendered.  The placement was undertaken by the officers of the Company.

Item 3.02.	Unregistered Sales of Securities.

See disclosure under Item 1.01 of this Report.

The private placement of the securities referenced under Item 1.01 of this Report is exempt from registration under the Securities Exchange Act of 1933, as amended (the “Act”), pursuant to Section 4(2) thereof, and Rule 506 promulgated by the SEC under the Act.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits .

10.1	Form of Securities Purchase Agreement, entered into by the Company on September 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hydrodynex, Inc. (Registrant)

Date: September 28, 2009	By:	/s/ Ronald Kunisaki
Ronald Kunisaki President and CEO